Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-175203) on Form S-8 of OmniAmerican Bancorp, Inc. of our reports dated March 2, 2012, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of OmniAmerican Bancorp, Inc. for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Dallas, Texas

March 2, 2012